Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Reports Results for its Fourth Quarter of Fiscal Year 2010

Company Reports 38th Consecutive Profitable Quarter

AUSTIN, Texas, Jul 27, 2010 — Pervasive Software(R) Inc. (NASDAQ:PVSW), a global leader in embeddable data management and data integration software and in enabling scalable data-intensive applications, today announced financial results for the fourth quarter ending June 30, 2010.

For the fourth quarter ended June 30, 2010:

•	Revenue was $11.7 million, an increase of 6% compared to $11.1 million for the fourth quarter of last fiscal year.

•	Net income was $0.8 million, or $0.05 diluted earnings per share, compared to net income of $1.0 million, or $0.06 diluted earnings per share, for the fourth quarter of last fiscal year.

•

On a non-GAAP basis, as described below, Pervasive realized net income of $1.2 million, or $0.07 diluted earnings per share, compared to net income of $1.2 million, or $0.07 diluted earnings per share, in the fourth quarter of last fiscal year. Non-GAAP results exclude amortization of purchased intangibles and stock-based compensation expense, and assume a non-GAAP effective tax rate of 34%.

Pervasive continued to generate positive cash flow from operations with $1.1 million in the fourth quarter of fiscal 2010, ending the quarter with approximately $40.4 million in cash and marketable securities. Pervasive acquired approximately 461,000 shares of Pervasive common stock on the open market at a total cost of approximately $2.3 million, or approximately $4.97 weighted average price per share, during the quarter ended June 30, 2010. The company also announced separately today a newly authorized $10 million stock repurchase program effective immediately. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice.

“We are proud to deliver our 38th consecutive quarter and ninth consecutive year of profitability,” said John Farr, president and CEO, Pervasive Software. “I’m particularly pleased that our integration products team set records for revenue in the June quarter as well as for the fiscal year, and the database products team begins a new version life cycle with the introduction of Pervasive PSQL v11MC, presently in beta with general availability planned for later this summer. For the coming fiscal year 2011, we remain committed to profitability while also continuing our strategic investments both in our core database and integration product lines as well as in our emerging Pervasive DataSolutions™ and Pervasive DataRush™ businesses.”

Business Outlook

As previously stated in guidance provided on July 6, 2010, Pervasive expects revenue for the first fiscal quarter ending September 30, 2010, to be in the range of $10.5 million to $11.5 million and GAAP-basis diluted earnings per share of $0.00 to $0.02, compared to $12.2 million revenue and $0.07 diluted earnings per share for the September quarter of the previous fiscal year. The expectation for revenue for the quarter ending September 30, 2010 reflects the potential for a sequential decrease from the quarter ended June 30, 2010 and a year over year decrease from the quarter ended September 30, 2009. The September quarter is typically a challenging quarter due to the seasonality generally associated with the summer months; however, Pervasive did have relatively strong results in the quarter ended September 30, 2009 due to the inclusion of one relatively large database customer transaction representing approximately $2.4 million in revenue in that quarter.

GAAP-basis profitability is expected to include amortization of purchased intangibles and stock-based compensation expense representing approximately $0.6 million, pre-tax, in the first quarter of fiscal year 2011. The company expects non-GAAP adjustments to result in non-GAAP diluted and fully taxed earnings per share of approximately $0.02 to $0.04 in the September quarter, compared to $0.08 non-GAAP diluted and fully taxed earnings per share for the September quarter of the previous fiscal year.

Regularly Scheduled Earnings Release Conference Call – July 27, 2010

Pervasive will provide the full financial results for its fourth quarter ending June 30, 2010 in its regularly scheduled earnings release conference call today, July 27, 2010, at 5:00 P.M. Eastern time. The dial-in numbers for the call are 877-808-2426 (toll-free) or 973-200-3975 (international). The conference name is “Pervasive Software Inc.” The conference call may also be accessed live over the Web at http://investor.pervasive.com/events.cfm. Check the Web site before the call for login information. Replay will be available 8:00 P.M. Eastern Tuesday, July 27, to midnight, Tuesday, August 3, by dialing 800-642-1687 (toll-free) or 706-645-9291 (international), and selecting Conference ID 85825826. Additionally, the Webcast will be archived on Pervasive’s Web site at http://investor.pervasive.com/events.cfm.

About Pervasive Software

Pervasive Software (NASDAQ:PVSW) helps companies get the most out of their data investments through agile and embeddable software and cloud-based services for data management, data integration, B2B exchange and analytics. The embeddable Pervasive PSQL™ database engine provides robust database reliability in a near-zero database administration environment for packaged business applications. Pervasive’s multi-purpose data integration platform, available on-premises and in the cloud, accelerates the sharing of information between multiple data stores, applications, and hosted business systems and allows customers to re-use the same software for diverse integration scenarios. Pervasive DataRush™ is an embeddable parallel dataflow platform enabling data-intensive applications such as claims processing, risk analysis, fraud detection, data mining, predictive analytics, sales optimization and marketing analytics. For more than two decades, Pervasive products have delivered value to tens of thousands of customers in more than 150 countries with a compelling combination of performance, flexibility, reliability and low total cost of ownership. Through Pervasive Innovation Labs, the company also invests in exploring and creating cutting edge solutions for the toughest data analysis and data delivery challenges. Robin Bloor, Chief Research Analyst and President, The Bloor Group and Founder, Bloor Research, recently cited Pervasive as one of the “10 IT Companies to Watch in 2010.” For additional information, go to www.pervasive.com.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP Measures to Non-GAAP” and “Reconciliation of Forward-Looking Guidance.”

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the first quarter ending September 30, 2010, and the company’s strategy and profitability going forward. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; and economic and political conditions in the U.S. and abroad. All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. Additional information regarding these and other factors can be found in Pervasive’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the fiscal quarter ended March 31, 2010. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2010	June 30, 2009
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$7,086	$18,029
Marketable securities	33,267	25,381
Trade accounts receivable, net	8,051	7,852
Deferred tax assets, net	650	818
Prepaid expenses and other current assets	1,443	1,227

Total current assets	50,497	53,307

Property and equipment, net	1,333	1,474

Purchased intangibles, net	2,140	22
Goodwill	38,508	38,508
Deferred tax assets, net	1,301	1,169
Other assets	786	226

Total assets	$94,565	$94,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,308	$5,372
Deferred revenue	7,266	6,342

Total current liabilities	11,574	11,714

Stockholders’ equity	82,991	82,992

Total liabilities and stockholders’ equity	$94,565	$94,706

Pervasive Software Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended June 30		Twelve months ended June 30
	2010	2009	2010	2009

Revenues:
Product licenses	$7,484	$7,652	$30,764	$32,322
Services and other	4,236	3,448	16,449	14,896

Total revenue	11,720	11,100	47,213	47,218

Costs and expenses:
Cost of product licenses	325	155	1,199	1,287
Cost of services and other	1,173	1,023	4,767	4,569
Sales and marketing	4,839	4,668	18,887	18,697
Research and development	2,962	2,700	11,775	10,567
General and administrative	1,229	1,263	4,948	5,389

Total costs and expenses	10,528	9,809	41,576	40,509

Operating income	1,192	1,291	5,637	6,709

Interest and other income, net	26	140	208	696
Income tax provision	(387)	(445)	(1,773)	(2,094)

Net income	$831	$986	$4,072	$5,311

Diluted earnings per share:	$0.05	$0.06	$0.23	$0.29

Shares used in computing diluted earnings per share	17,197	17,914	17,549	18,431

Pervasive Software Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended June 30		Twelve months ended June 30
	2010	2009	2010	2009

Cash from operations
Net income	$831	$986	$4,072	$5,311
Adjustments to reconcile net income to net cash provided by operations:
Depreciation & amortization	333	210	1,296	1,439
Non-cash stock compensation expense	438	440	1,754	1,665
Non-cash changes in deferred tax assets	123	102	37	66
Other non-cash adjustments	51	—	51	—
Changes in current assets and liabilities:
Trade accounts receivable	28	(1,146)	(211)	(2,358)
Prepaid expenses and other current assets	(178)	124	(323)	14
Accounts payable and accrued liabilities	(637)	(369)	(976)	323
Deferred revenue	136	231	862	62

Net cash provided by operations	1,125	578	6,562	6,522

Cash from investing activities
Purchase of property and equipment	(208)	(197)	(582)	(835)
Sales and purchases of marketable securities, net	702	1,603	(8,013)	(13,538)
Purchased intangibles	—	—	(2,611)	—
(Increase) decrease in other assets	(535)	10	(505)	76

Net cash provided by (used in) investing activities	(41)	1,416	(11,711)	(14,297)

Cash from financing activities
Proceeds from exercise of stock options	38	191	371	215
Acquisition of treasury Stock	(2,448)	(1,170)	(6,122)	(7,613)

Net cash used in financing activities	(2,410)	(979)	(5,751)	(7,398)

Effect of exchange rate on cash and cash equivalents	(1)	76	(43)	12

Increase (decrease) in cash and cash equivalents	(1,327)	1,091	(10,943)	(15,161)
Cash and cash equivalents at beginning of period	8,413	16,938	18,029	33,190

Cash and cash equivalents at end of period	$7,086	$18,029	$7,086	$18,029

About Non-GAAP Financial Measures

The company provides non-GAAP measures for net income and net income per share data as supplemental information regarding the company’s core business operational performance. The company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes the amortization of purchased intangible assets related to acquisitions and stock-based compensation related to employee stock options.

The company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, particularly given the adoption of SFAS 123R at the beginning of fiscal year 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. And second, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP and therefore the company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and non-GAAP diluted earnings per share, which should be supplementally considered when evaluating the company’s results. In addition, items such as amortization of purchased intangibles, stock compensation charges and significant and non-recurring items that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The company has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate the company’s core operating performance the way management does. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Purchased Intangibles

The company has recorded amortization of acquired intellectual property intangibles, included in its GAAP financial statements, related to the acquisitions of Data Junction and assets of ChanneLinx, Inc. Management excludes these items for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The company believes that eliminating this expense in determining its non-GAAP measures is useful to investors because doing so provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and it allows a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that exclude amortization of acquired intellectual property intangibles are widely used by analysts and investors in the software industry.

Stock-based Compensation Expense

The company has incurred stock-based compensation expense as determined under SFAS 123R for the quarters ending on or after September 30, 2005, and under APB 25 for earlier comparable periods in its GAAP financial results. Since stock-based compensation is a non-cash charge, the company excludes this item for the purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. In addition, the exclusion of stock-based compensation from the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. The very nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of core revenue-generating operations relative to prior periods (including prior periods following the adoption of SFAS 123R). Finally, the company believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Income Tax Adjustment

Income taxes represent a complex element of any company’s income statement and effective tax rates can vary widely from year to year and from company to company, especially in periods in which adjustments are made to a company’s valuation reserve for deferred tax assets. The company uses a statutory tax rate of 34% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP diluted earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that are based on more standardized statutory tax rates are widely used by analysts and investors in the software industry.

Pervasive Software Inc.

Reconciliation of GAAP Measures to Non-GAAP

(in thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Twelve months ended June 30,
	2010	2009	2010	2009
	Net Income	Net Income	Net Income	Net Income

GAAP	$831	$986	$4,072	$5,311
Amortization of intangible assets - cost of product licenses	130	—	477	528
Stock-based compensation - cost of services and other	12	11	46	40
Stock-based compensation - sales and marketing expense	138	141	539	436
Stock-based compensation - research and development expense	77	47	252	168
Stock-based compensation - general and administrative expense	233	241	939	1,021
Income tax adjustment for non-GAAP	$(228)	$(192)	(980)	(1,170)

Non-GAAP	$1,193	$1,234	$5,345	$6,334

GAAP net income per share - diluted	$0.05	$0.06	$0.23	$0.29

Non-GAAP net income per share - diluted	$0.07	$0.07	$0.29	$0.34

Shares used to compute GAAP net income per share - diluted	17,197	17,914	17,549	18,431

Shares used to compute non-GAAP net income per share - diluted	17,869	18,713	18,206	18,822

Pervasive Software Inc.

Reconciliation of Forward-Looking Guidance

(Unaudited)

	Diluted Earnings per Share Range Three months ended September 30, 2010

GAAP expectation	$—	$0.02

Adjustment to exclude amortization of purchased intangibles	*	*

Adjustment to exclude stock-based compensation expense	$0.02	$0.02

Adjustment to tax non-GAAP results at a consistent 34% rate	*	*

Non-GAAP expectation	$0.02	$0.04

*	rounds to zero